Exhibit 99.1

Westland and SHNM Acquisition Corp. Agree to Increased Price for Acquisition of Westland

Albuquerque, June 5, 2006 – On June 5, 2006, Westland Development Co., Inc. announced that it had amended its existing merger agreement with SHNM Acquisition Corp. to increase the price to be paid for each share of Westland common stock from $266.23 in cash to $305.00 in cash. The purchase price to be paid pursuant to the amended agreement with SHNM represents an increase of $38.77 (or 14.6%) over the price agreed upon in the existing merger agreement.

In addition to increasing the purchase price to be paid for each share of Westland common stock from $266.23 to $305.00 in cash, the amendment also modified the existing merger agreement with SHNM in the following respects, among others:

•	SHNM has agreed to promptly reimburse Westland for up to $3 million in expenses incurred by Westland upon presentation of reasonable substantiating information;

•	the surviving company in the merger will contribute to a newly formed charitable organization, the Atrisco Heritage Foundation, $1 million per year for the next 100 years, and will also contribute to the Atrisco Heritage Foundation 100% of the royalties, if any, received under Westland’s existing oil and gas leases and 50% of the royalties, if any, received from any oil and gas leases entered into after the effective time of the merger;

•	prior to the completion of the merger, Westland will now be permitted to enter into contracts related to the future development of the Petroglyphs in the ordinary course of business without the consent of SHNM, so long as such contracts do not result in sales or liabilities in excess of $1 million, and Westland has obtained competing bids from at least two bidders; and

•	the termination fee payable by Westland in certain circumstances has been raised to $10 million, to match the termination fee proposed in the SunCal offer, which is further described below.

Westland and SHNM amended the merger agreement after Westland received an offer on May 30, 2006 from SunCal Companies that Westland’s board of directors then determined to be a “Superior Proposal” (as that term is defined in the merger agreement with SHNM). In its offer, SunCal proposed to purchase Westland for $280.00 per share. After being presented with the amended agreement from SHNM, Westland’s board of directors determined that the SunCal offer was no longer superior, and rejected it. The purchase price of $305.00 in cash per share to be paid pursuant to the amended agreement with Westland represents an increase of $25.00 (or 8.9%) over the price offered by SunCal. On June 1, 2006, Westland also received an indication of interest from NM Land Acquisition, LLC, which proposed to acquire Westland for $301.92 per share. In light of the amended agreement with SHNM which included the higher purchase price described above, Westland’s board of directors determined that the proposal by NM Land Acquisition, LLC was not a “Superior Proposal” and rejected it as well.

The proposals by SunCal and NM Land Acquisition, LLC were considered by Westland pursuant to a provision in the merger agreement with SHNM that permitted Westland to consider legitimate acquisition proposals submitted to Westland by other interested parties.

Westland’s board of directors approved the amended merger agreement with SHNM and recommends that Westland’s shareholders vote FOR the approval of the amended merger agreement at the Special Meeting of Shareholders, or any postponement or adjournment thereof.

Westland has previously scheduled and announced a Special Meeting of Shareholders relating to the merger agreement, as well as the election of three Class C directors to be held on Thursday, June 8, 2006, at 9:00 A.M. New Mexico time, at the Hotel Albuquerque (formerly Sheraton Old Town), 800 Rio Grande Blvd., N.W., Albuquerque, New Mexico 87104. The time, date and place of the Special Meeting have not changed. In light of the developments with respect to the merger agreement announced today, however, Westland intends to proceed with the election of the three Class C directors at the June 8th Special Meeting, though the amended merger agreement will not be voted on at that time. Westland intends to mail supplemental proxy materials relating to the amended merger agreement to its shareholders so as to provide an update with respect to recent developments and the changes made to the merger agreement. Additionally, Westland intends to take appropriate action at the Special Meeting of Shareholders to adjourn the meeting so as to allow shareholders sufficient time to receive and review supplemental proxy materials containing updated disclosure and to consider how to vote. At the Special Meeting, Westland will announce the details as to when and where the Special Meeting will be reconvened. The holders of the proxies returned to Westland prior to the Special Meeting intend to vote the shares for which they have discretionary authority in favor of such adjournment, unless such proxies indicate otherwise. As such, a vote with respect to the merger agreement will not occur on June 8, 2006, but will be considered when the Special Meeting is reconvened. Westland shareholders that have already submitted a proxy in favor of the merger agreement may revoke their proxy at any time prior to when the meeting is reconvened, or any subsequent adjournment or postponement thereof. Any previously received proxy that is not revoked will be voted in accordance with the instructions in such shareholder’s proxy.

The Proxy Statement

A DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER WITH SHNM WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAILED TO WESTLAND’S SHAREHOLDERS ON APRIL 24, 2006 AND WESTLAND INTENDS TO FILE AND MAIL SUPPLEMENTAL PROXY MATERIALS SHORTLY. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTAL MATERIALS FILED AND MAILED BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement, any supplement thereto and other relevant materials and other documents filed by Westland with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of such documents filed with the SEC by contacting Westland Development Co., Inc., Robert Simon, at (505) 831-9600 or by written request mailed to Westland Development Co., Inc., Robert Simon, 401 Coors Blvd., NW, Albuquerque, NM 87121.

Westland and its executive officers and directors and other persons may be deemed to be participating in the solicitation of proxies in connection with the merger. Other information regarding the participants in the proxy solicitation and a description of their interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the merger and all other statements in this release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Westland may not be able to complete the merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the other closing conditions contained in the merger agreement. These factors are more fully described in the definitive proxy statement filed with the SEC and mailed to Westland’s shareholders on April 24, 2006 and the supplemental proxy materials Westland intends to file with the SEC and mail to its shareholders shortly.